Exhibit 10.23

Amendment to Employment Agreement
This Amendment to the Employment Agreement (the “Amendment”), is entered into as of May 28, 2019, by and between Mark Howell (the “Executive”) and ProPetro Holding Corp., a Texas corporation (together with any of its subsidiaries and Affiliates as may employ the Executive from time to time, and any successor(s) thereto, the Company”, and together with the Executive, the “Parties”).
WHEREAS, the Parties entered into that certain Employment Agreement dated as of February 17, 2017 (the “Employment Agreement”);
WHEREAS, the Parties desire to amend the Employment Agreement as hereinafter provided;
NOW, THEREFORE, in consideration of the foregoing recitals, and in consideration of the mutual promises and covenants set forth below, the Parties hereby agree as follows:
1.    Notwithstanding anything to the contrary in the Employment Agreement, the Executive shall be entitled to perform his responsibilities and duties outside of Midland, Texas; provided that the Executive shall still be required to work from Midland, Texas as reasonably needed to serve the Company’s interests.
2.    None of the changes to the Employment Agreement or the Executive’s employment arrangement provided for herein constitute Good Reason (as defined in the Employment Agreement) or Cause (as defined in the Employment Agreement).
3.    Except as modified by the foregoing, the terms and conditions of the Employment Agreement shall remain in full force and effect.
4.    This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date and year first above written.
PROPETRO HOLDING CORP.

By:     /s/ Dale Redman______________
Name: Dale Redman
Title: Chief Executive Officer

MARK HOWELL

/s/ Mark Howell______________

Signature Page to the
Amendment to Employment Agreement for Mark Howell